EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 130 to the Registration Statement of The Calvert Fund (1933 Act File No. 002-76510) of my opinion dated June 30, 2023 which was filed as Exhibit (i) to Post-Effective Amendment No. 128.

/s/ Michael Keane
Michael Keane, Esq.

January 24, 2025

Boston, Massachusetts